Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ahren Acquisition Corp.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 13, 2021, relating to the financial statements of Ahren Acquisition Corp., which is included in the Registration Statement on Form S-1. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

New York, New York
November 24, 2021